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                                                                 EXHIBIT a(2)(b)


                                 AMENDMENT NO. 1
                                       TO
             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
                                       OF
                                 AIM FUNDS GROUP

         This Amendment No. 1 to the Amended and Restated Agreement and Declaration of Trust of AIM Funds Group (this "Amendment") amends, effective as of December 21, 1998, the Amended and Restated Agreement and Declaration of Trust of AIM Funds Group dated as of November 5, 1998 (the "Restated Agreement").

                                   Background

         A. On September 25, 1998, the Trustees, by a Majority Trustee Vote, approved the reclassification of issued and outstanding Class A Shares of AIM Money Market Fund, a portfolio of AIM Funds Group (the "Trust"), as AIM Cash Reserve Shares of AIM Money Market Fund (the "Reclassification"), pursuant to a Plan of Reclassification for the Class A Shares of AIM Money Market Fund (the "Plan"), subject to approval of the Plan by the holders of such Class A Shares.

         B. The Shareholders of Class A Shares of AIM Money Market Fund approved the Plan, and all issued and outstanding Class A Shares of AIM Money Market Fund were reclassified as AIM Cash Reserve Shares of AIM Money
Market Fund on December 21, 1998 at 9:00 a.m. Eastern Time. No Class A Shares of AIM Money Market Fund remain outstanding.

         C. The Plan provides for the amendment to the Restated Agreement to eliminate the Class A Shares of AIM Money Market Fund as a class established thereunder as soon as practicable after the Reclassification occurs, and the Board of Trustees has approved this amendment to reflect such elimination.

         D. Under Section 9.7 of the Restated Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

         NOW, THEREFORE, the Restated Agreement is hereby amended as follows:

         1. Unless defined herein, each capitalized term used in this Amendment shall have the meaning given it in the Restated Agreement.

         2. Schedule A of the Restated Agreement is hereby amended and restated to read in full as set forth on Exhibit 1 to this Amendment.



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         3.    All references in the Restated Agreement to "this Agreement"
shall mean the Restated Agreement as amended by this Amendment.

         4. Except as specifically amended by this Amendment, the Restated Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of December 21, 1998.

                                                   /s/ ROBERT H. GRAHAM
                                                   -----------------------------
                                                   Name:  Robert H. Graham
                                                   Title: President




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                          EXHIBIT 1 TO AMENDMENT NO. 1
                          DATED AS OF DECEMBER 21, 1998
                                       TO
             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
                                       OF
                                 AIM FUNDS GROUP

                                   SCHEDULE A
                                 AIM FUNDS GROUP
                         PORTFOLIOS AND CLASSES THEREOF


AIM Balanced Fund                                  AIM Money Market Fund
-----------------                                  ---------------------
Class A Shares                                     Class B Shares
Class B Shares                                     Class C Shares
Class C Shares                                     AIM Cash Reserve Shares

AIM Global Utilities Fund                          AIM Municipal Bond Fund
-------------------------                          -----------------------
Class A Shares                                     Class A Shares
Class B Shares                                     Class B Shares
Class C Shares                                     Class C Shares

AIM High Yield Fund                                AIM Select Growth Fund
-------------------                                ----------------------
Class A Shares                                     Class A Shares
Class B Shares                                     Class B Shares
Class C Shares                                     Class C Shares

AIM Income Fund                                    AIM Value Fund
---------------                                    --------------
Class A Shares                                     Class A Shares
Class B Shares                                     Class B Shares
Class C Shares                                     Class C Shares

AIM Intermediate Government Fund
--------------------------------
Class A Shares
Class B Shares
Class C Shares



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